Exhibit 99.1

Favor Sea Limited Announces Redemption of its Guaranteed Senior Notes

HARBIN, China, July 5, 2016 /PRNewswire/ — China XD Plastics Company Limited (NASDAQ: CXDC or the “Company”), one of China’s specialty chemical players engaged in the development, manufacture and sale of modified plastics primarily for automotive applications, today announced that its wholly owned subsidiary, Favor Sea Limited (the “Issuer”), intends to redeem its US$150,000,000 11.75% guaranteed senior notes due 2019 (the “Notes”) issued under an indenture dated as of February 4, 2014 (the “Indenture”).

In accordance with the redemption notification, dated June 30, 2016, sent by the Issuer, and the terms of the Notes and the Indenture, all of the Notes outstanding on August 29, 2016 (the “Redemption Date”) will be redeemed by the Issuer on the Redemption Date at redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium (as defined in the Indenture) as of the Redemption Date (the “Redemption Price”) plus accrued and unpaid interest up to (but not including) the Redemption Date equal to $1,223,958.33 (the “Accrued Interest”). Holders of the Notes are advised that the amount of Applicable Premium will be provided to such holders approximately one to two business days prior to the Redemption Date, when such amount is finally determined in accordance with the terms of the Indenture. It is anticipated that the redemption will be funded by the Company’s cash and bank deposits, existing credit facilities and other funding sources.

The Indenture is attached as Exhibit 4.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

This news release is for informational purpose only and is not an offer to buy any securities of the Company.

About China XD Plastics Company Limited

China XD Plastics Company Limited, through its wholly-owned subsidiaries, develops, manufactures and sells polymer composites materials, primarily for automotive applications. The Company's products are used in the exterior and interior trim and in the functional components of 28 automobile brands manufactured in China, including without limitation, Audi, Mercedes Benz, BMW, Buick, Chevrolet, VW Passat, Golf and Jetta, Mazda, and Toyota. The Company's wholly-owned research center is dedicated to the research and development of polymer composites materials and benefits from its cooperation with well-known scientists from prestigious universities in China. As of March 31, 2016, 369 of the Company's products have been certified for use by one or more of the automobile manufacturers in China. For more information, please visit the Company's English website at http://www.chinaxd.net, and the Chinese website at http://www.xdholding.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the intention to redeem the Notes [and the means to finance the redemption]. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

Contacts:
China XD Plastics

Mr. Taylor Zhang
CFO (New York)

US Phone: +1 (212) 747-1118
Email: cxdc-ir@chinaxd.net

Grayling

Vivian Chen
Managing Director
Email: vivian.chen@grayling.com

SOURCE: China XD Plastics Company Limited